EXHIBIT 5

JONES, WALKER, WAECHTER, POITEVENT,
CARRÈRE & DENÈGRE, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

April 5, 2011

CenturyLink, Inc.
100 CenturyLink Drive
Monroe, Louisiana  71203

Ladies and Gentlemen:

We have acted as counsel to CenturyLink, Inc., a Louisiana corporation (the “Company”), in connection with the Company’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933 of 7,700,000 shares of Common Stock of the Company, $1 par value per share (the “Common Stock”).  The Common Stock is to be issued under the Qwest Communications International Inc. Equity Incentive Plan (the “Plan”).  Outstanding awards under the Plan have been assumed by the Company subject to appropriate adjustments in connection with the merger of a wholly-owned subsidiary of the Company with and into Qwest Communications International Inc.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

/s/  JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE & DENÈGRE, L.L.P.